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                                                                   EXHIBIT 10.1


                               PADS SOFTWARE, INC.

                             1998 STOCK OPTION PLAN

1.       PURPOSE

The purpose of this 1998 Stock Option Plan (the "Plan") of PADS Software, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and incentives in order to better align the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of PADS Software, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.       ELIGIBILITY

All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options ("Options") under the Plan. Any person who has been granted an Option under the Plan shall be deemed a "Participant".

3.       ADMINISTRATION, DELEGATION

         a. ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Options and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable from time to time to interpret and correct the provisions of the Plan and any Option. No member of the Board shall be liable for any action or determination relating to the Plan. All decisions by the Board shall be made in the sole discretion of the Board and shall be final and binding on all persons having or claiming any interest in the Plan or in any Option.

         b. DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Options and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Options and the maximum number of shares for any one Participant to be made by such executive officers.

         c. APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). If and when the Common Stock, $.008 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of
Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. All references in the Plan to the "Board" shall mean a Committee or the Board or the executive officer referred to in Section 3(b) to the extent of such delegation.


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4.       STOCK AVAILABLE FOR OPTIONS

         a. NUMBER OF SHARES. Subject to adjustment under Section 4(b), Options may be granted under the Plan for up to 400,000 shares of Common Stock. If any Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused Common Stock covered by such Option shall again be available for the grant of Options under the Plan, subject, however, in the case of Incentive Stock Options (as defined hereinafter) to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

         b. ADJUSTMENT TO COMMON STOCK. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of security and exercise price per share subject to each outstanding Option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. If this Section 4(b) applies and
Section 6(e)(1) also applies to any event, Section 6(e)(1) shall be applicable to such event, and this Section 4(b) shall not be applicable to such event.

5.       STOCK OPTIONS

         a. GENERAL. The Board may grant Options to purchase Common Stock and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

         b. INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

         c. EXERCISE PRICE. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

         d. DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify.

         e. EXERCISE OF OPTION. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

         f. PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may otherwise provide with respect to an Option, delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds (in cash or by check) to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company sufficient funds (in cash or by check) to pay the exercise price;

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            (3) to the extent permitted by the Board and explicitly provided in the agreement evidencing the Option (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

            (4) any combination of the above permitted forms of payment.

6.       GENERAL PROVISIONS APPLICABLE TO OPTIONS

         a. TRANSFERABILITY OF OPTIONS. Except as the Board may otherwise determine or provide with respect to an Option, Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to Participant, to the extent relevant in the context, shall include references to authorized transferees.

         b. DOCUMENTATION. Each Option under the Plan shall be evidenced by a written instrument in such form as the Board shall determine. Each Option may contain terms and conditions in addition to those set forth in the Plan.

         c. BOARD DISCRETION. The terms of each Option need not be identical, and the Board need not treat Participants uniformly.

         d. TERMINATION OF STATUS. The Board shall determine the effect on an Option of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or the beneficiary designated by a Participant in the event of the Participant's death (the "Designated Beneficiary") shall be entitled to exercise this Option. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

         e.       ACQUISITION EVENTS.

                  (1) CONSEQUENCES OF ACQUISITION EVENTS. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation or an affiliate thereof (the "Acquiror"), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code and the Acquiror has agreed to assume such Options or substitute equivalent options therefor. If the Acquiror does not so agree, then the Board shall take one or more of the following actions with respect to then outstanding Options: (i) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; or (ii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining



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outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; or (c) the complete liquidation of the Company.

                  (2) ASSUMPTION OF OPTIONS UPON CERTAIN EVENTS. The Board may grant Options under the Plan in substitution for options and other stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Options shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

         (f) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with such Participant's Option no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Option creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

         (g) AMENDMENT OF OPTION. The Board may amend, modify or terminate any outstanding Option, including but not limited to substituting therefor another Option, changing the date of exercise or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan until (i) all conditions of the Option have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

         (i) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part.

7.       MISCELLANEOUS

         a. NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option agreement.

         b. NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Option agreement, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of an Option until becoming the record holder thereof.

         c. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board. No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Options previously granted may extend beyond that date.

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         d. AMENDMENT OF PLAN. The Board may amend, suspend or terminate the
Plan or any portion thereof at any time, provided that no Option granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable to the extent that such amendment to the Plan was required to grant such Option to a particular Participant, unless and until such amendment shall have been approved by the Company's stockholders.

         e. GOVERNING LAW. The provisions of the Plan and all Options granted hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.